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                                    OPTION


     THIS OPTION is made and entered into this 19th day of February, 1999, by and between J. Andrew Moorer ("Optionee"), and Oliver North or his assigns ("Optionor").

                                  WITNESSETH:

     WHEREAS, Optionor is the beneficial owner of 159,440 shares (the "Shares") of Common Stock, $.001 par value ("Common Stock") of Guardian Technologies International, Inc., a Delaware corporation (the "Company"); and

     WHEREAS, Optionor desires to sell and Optionee desires to purchase the Common Stock subject to the terms and conditions hereinbelow set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinbelow set forth, the parties agree as follows:

     1. GRANT OF OPTION. Subject to the terms and conditions set forth in this Option Agreement, Optionor hereby grants to Optionee the right and option to purchase from Optionor the Common Stock for the option price set forth in Paragraph 2 hereof.

     2. OPTION PRICE AND TERM. The Option granted in Paragraph 1 above shall be exercisable as follows:

          (a) As to 100,000 shares of Common Stock, Optionee hereby irrevocably and unconditionally agrees to exercise the option to purchase all 100,000 shares of Common Stock at an exercise price of $1.75 per share within one hundred twenty (120) days of the date hereof.

          (b) As to 59,440 shares of Common Stock, Optionee may exercise the option to purchase the 59,440 shares of Common Stock at an exercise price of $5.00 per share at any time and from time to time for a period of one (1) year from the date hereof; provided, however, that Optionee shall not be obligated to purchase such shares unless Optionor exercises the put option provided for in Paragraph 5 hereof subject to the terms and conditions set forth therein.

     3. TIME OF EXERCISE OF OPTION. This option may be exercised at any time and from time to time commencing on the date of this Option (the "Exercise Date"), and terminating on the dates set forth in Paragraph 2(a) and
(b) above. Following each termination date, the option herein granted with respect to those Shares shall thereafter be unexercisable and of no further legal force and effect. Upon termination of this Option, the shares of Common Stock shall be released from any restriction or obligation under this Agreement.

     4. METHOD OF EXERCISE. The Option shall be exercised by written notice by Optionee to Optionor at Optionor's principal place of business accompanied by delivering to Optionor an executed Notice of Exercise of Option in the form attached hereto as Exhibit A, and Optionee's check in payment of the option price for the number of shares of Common Stock for which the Option is exercised. Upon payment of the option price, Optionor shall tender to the Company certificates representing the number of shares of Common Stock purchased by Optionee pursuant to its exercise of the Option, such certificates duly endorsed in blank or accompanied by duly-executed Irrevocable Stock Powers; whereupon Optionor shall cause the Company to issue in the name of Optionee certificates representing all of the shares of Common Stock purchased by Optionee pursuant to exercise of such Options.

     5. PUT OPTION. In the event the Market Price, as hereinafter defined, of the shares of Common Stock of the Company is $5.00 per share or more for at least fifteen (15) consecutive trading days (the "Minimum Price Condition"), Optionor shall have the right and option to put to Optionee and require Optionee to purchase from Optionor the 59,444 shares of Common Stock described in Paragraph 2(b) above, at the put option price of $5.00 per share. Such put option may be exercised, if at all, by Optionor serving written notice upon Optionee within ten (10) days following the satisfaction of the Minimum Price Condition; whereupon Optionee shall have a period of thirty (30) days from the date of such written notice to tender to Optionor the aggregate put option exercise price of $297,200 against delivery by Optionor to Optionee of certificates representing the shares of Common Stock covered by the put option. For purposes of this put option, "Market Price" shall mean the average bid and ask prices of the Company's Common Stock on the over-the-counter market as quoted on the Nasdaq Small Cap Market or any other quotation service or exchange upon which such securities are traded. The put option described herein shall terminate and be of no further force or effect one (1) year from the date hereof. In the event Optionor exercises the put option described herein and Optionee defaults or otherwise fails to purchase the shares of Common Stock in accordance with the terms and conditions described herein, then and in such event all outstanding and unexercised options granted to Optionee pursuant to Paragraph 2 hereof shall be deemed null, void, unenforceable and of no further legal force or effect.

     6. ADJUSTMENTS. In the event the Common Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, or in the event the Company shall at any time issue Common Stock or convertible securities by way of dividend or other distribution on any stock of the Company or subdivide or combine the outstanding shares of Common Stock, or in the event of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company as the result of any consolidation or merger of the Company with or into another corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then Optionee shall be entitled to receive, upon valid exercise of the Option herein granted, such numbers of shares of Common Stock or other securities into which the Common Stock was changed or converted.

     7. RESTRICTION ON TRANSFER. Until the Option granted to Optionee hereunder has been exercised or expires in accordance with its terms, Optionor, for himself, his successors and assigns, herewith covenants and agrees that the Securities may not be sold, transferred, hypothecated, encumbered, pledged, or otherwise disposed of by Optionor without the express written consent of Optionee. Optionor agrees that the certificates representing the Common Stock may contain the following restrictive legend in conspicuous type:

          The securities represented by this certificate are subject to an Option. Any sale, transfer, encumbrance, pledge, or hypothecation of these securities in contravention of the rights granted to the Optionee are void and unenforceable.

     8. PROXY. For so long as any of the Options granted herein are outstanding and exercisable, Optionor hereby irrevocably constitutes, designates and appoints Optionee to act as Optionor's true and lawful attorney-in-fact and proxy to vote all of the Shares of the Common Stock subject to the options herein at any meeting of the Shareholders. The irrevocable grant of proxy herein is acknowledged to be coupled with an interest in accordance with applicable law.

     9. REPRESENTATIONS OF OPTIONOR. Optionor represents and warrants to Optionee as follows:

          (a) That the shares of Common Stock are validly issued, fully paid and nonassessable and have been issued pursuant to all requisite action and authority of the Board of Directors of the Company in accordance with all legal requirements.

          (b) That the shares of Common Stock are fully assignable by Optionor to Optionee without restriction, except for restrictions on transferability imposed by or on account of federal or state securities laws. The shares of Common Stock are not subject to any agreement, covenant or restriction imposed by or on account of any contract, agreement or by-laws of the Company or to which Optionor or the Company may be bound.

          (c) That the shares of Common Stock are free of all claim, lien, security interest or encumbrance of any third party and, upon the exercise by Optionee of the Option herein granted, will be assigned to Optionee free and clear of any claims, liens or interests of third parties.

     10. NOTICES. Whenever notice is called for by this Agreement, notice shall be in writing, and shall be effective when deposited in the United States mails, first class postage prepaid, addressed to the other party at the address first set forth above. Either party may change his address by notice to the other party as provided herein.

     11. FAX/COUNTERPART. This Agreement may be executed by telex, telecopy or other facsimile transmission, and such facsimile transmission shall be valid and binding to the same extent as if it were an original. Further, this Agreement may be signed in one or more counterparts, all of which when taken together shall constitute the same documents.

     12. MISCELLANEOUS. This Agreement contains a complete expression of its terms and shall not be subject to modification by any prior or contemporaneous evidence. Optionee may not assign any of its rights pursuant to this Agreement without the written consent of Optionor. This Agreement shall not be modified except in a writing signed by both parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              OPTIONEE:


                              By:
                                   ------------------------------
                                   Oliver North

                              OPTIONOR:


                              By:
                                   ------------------------------
                                   J. Andrew Moorer

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                                   EXHIBIT A

                   GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
                                PURCHASE FORM

                                                    Dated: ____________, _____

              The undersigned hereby irrevocably elects to exercise the attached Option to the extent of purchasing ________ shares of Common Stock and hereby makes payment of $_____________ in payment of the Exercise Price therefor.


                             -------------------------------
                             [Signature]

                    INSTRUCTIONS FOR REGISTRATION OF STOCK


                             -------------------------------
                             Name (please typewrite or print in
                             block letters)
                             -------------------------------
                             Address

                             -------------------------------
                             City, State, Zip

                             -------------------------------
                             Signature

                        ------------------------------

                                ASSIGNMENT FORM

     FOR VALUE RECEIVED, _____________________________ hereby sells, assigns and transfers unto ______________________________ (Name, please typewrite or print in block letters) at ______________________________________ (address) the right to purchase Common Stock represented by this Option to the extent of _______________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ________________________________, attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

                                   -------------------------------
                                   [Signature]

Dated: ________________, ______